Exhibit 10.4

RESTRICTED STOCK UNIT AWARD AGREEMENT
under the
ALBEMARLE CORPORATION 2017 INCENTIVE PLAN
As of /$GrantDate$/, Albemarle Corporation, a Virginia corporation (the “Company”), and /$ParticipantName$/ (“Participant”) hereby agree to the terms of this Award Agreement (this “Agreement”), which reflects the terms and conditions of this Award (as defined below) made pursuant to the Company’s 2017 Incentive Plan (the “Plan”). Certain capitalized terms have the meanings set forth on Annex A hereto and any other capitalized terms used but not defined herein shall have the same meanings given to them in the Plan.
Grant
1.Grant Date. On /$GrantDate$/ (the “Grant Date”), the Company granted Participant this incentive award (this “Award”) in the form of /$AwardsGranted$/ restricted stock units (“Restricted Stock Units”), subject to the terms and conditions of the Plan and this Agreement.
Vesting
2.Normal Vesting Schedule. The Restricted Stock Units shall be unvested and subject to forfeiture as of the Grant Date but shall vest on __________________ (the “Vesting Date”), subject to Participant’s continued employment with the Company or an Affiliate through the Vesting Date.
3.Accelerated Vesting Upon a Qualifying Termination Event Prior to a Change in Control. Notwithstanding paragraph 2, if, prior to the Vesting Date and the occurrence of a Change in Control, Participant experiences:
a.a Qualifying Termination Event (other than due to Participant’s death or Disability), then a number of the unvested Restricted Stock Units subject to this Award as of the date of such Qualifying Termination shall become vested as of such date, so that the sum of (i) the number of unvested Restricted Stock Units that shall become so vested, plus (ii) the number of Restricted Stock Units subject to this Award that vested prior to such Qualifying Termination, equal the total number of Restricted Stock Units subject to this Award multiplied by a fraction (not greater than one), the numerator of which is the number of whole months of service performed by Participant after the Grant Date and prior to the Qualifying Termination Event, and the denominator of which is the number of whole months from the Grant Date to the [final] Vest Date, and the remaining unvested portion of this Award shall be immediately forfeited without consideration; or
b.a Qualifying Termination Event solely due to Participant’s death or Disability, then any unvested portion of the Restricted Stock Units shall become immediately vested upon the date of such Qualifying Termination Event.

4.Accelerated Vesting in Connection with a Change in Control. Notwithstanding paragraph 2, if, prior to the Vesting Date, a Change in Control occurs, the provisions of this paragraph 4 shall apply in addition to the provisions of Article 17 (and related provisions) of the Plan.
a.If no Replacement Award is received by Participant in connection with the Change in Control, the unvested portion of this Award shall become vested as of immediately prior to the consummation of the Change in Control.
b.If a Replacement Award is received by Participant in connection with the Change in Control, such Replacement Award shall be deemed to replace this Award in full satisfaction of the Company’s obligations under this Award; provided, however, that, in the event that the Company’s shares remain traded on the New York Stock Exchange or another established securities market following such Change in Control, this Award shall remain outstanding in accordance with this Agreement except that if Participant experiences a Qualifying Termination Event concurrent with or within two (2) years after the date of the Change in Control, then the Replacement Award shall vest in full as of the date of such Qualifying Termination Event.
c.Notwithstanding the foregoing, upon a Change in Control, the Committee may determine that this Award shall be canceled and terminated for consideration in accordance with Article 17 of the Plan and subject to paragraph 10.
Forfeiture
5.Forfeiture. Any unvested portion of this Award shall be immediately forfeited without consideration if Participant’s employment with the Company or an Affiliate terminates for any reason unless vested as a result of a termination in accordance with paragraph 3 or 4.
6.Cause Termination. Notwithstanding paragraph 2, 3 or 4, if the Vesting Date or a vesting event described in paragraph 3 or 4 occurs after the date that Participant is advised by the Company that Participant’s employment is being, or will be, terminated for Cause, then no further portion of this Award shall vest on the Vesting Date or other vesting event and, upon the date of Participant’s actual termination of employment for Cause, any unvested portion of this Award shall be immediately forfeited without consideration.
Settlement of Award
7.Settlement. As soon as practicable (but in no event later than 30 days) after any Restricted Stock Unit has vested, the Company shall deliver to Participant one whole Share in full settlement of such vested Restricted Stock Unit; provided, however, that in the event of vesting under paragraph 4(a), such delivery shall instead occur on the earlier of (i) Participant’s “separation from service” (within the meaning of Section 409A of the Code) for any reason and (ii) the Vesting Date.
8.Death of Participant. If Participant’s employment is terminated due to Participant’s death, any Restricted Stock Units that vest in accordance with paragraph 3 or 4 or which have vested but not yet been settled in accordance with paragraph 7 shall be delivered to Participant’s Beneficiary. Participant shall have the right to designate a Beneficiary in accordance with procedures established under the Plan for such purpose. If Participant fails to designate a Beneficiary, or if at the time of Participant’s death there is no surviving Beneficiary, any such Shares will be delivered to Participant’s estate.
9.Taxes. The Company will withhold the value of any applicable Federal, state and local tax or other tax withholding amounts in respect of this Award. The Company shall satisfy any such tax withholding obligation by withholding Shares to which Participant is otherwise entitled pursuant to this Award in an amount equal to the amount of such taxes to be withheld (as such withholding amount may be determined by the Company, based on a withholding rate no less than Participant’s minimum statutory tax withholding rate and no greater than Participant’s maximum statutory tax rate, in each case, applicable in Participant’s jurisdiction (in a manner limited so as to avoid adverse accounting treatment for the Company and permitted under applicable withholding rules promulgated by the U.S. Internal Revenue Service or other applicable governmental entity in Participant’s jurisdiction)). Notwithstanding the foregoing, it is Participant’s responsibility to properly report all income and remit all Federal, state, and local taxes that may be due to the relevant taxing authorities in connection with this Award. In the event Participant is an “officer” within the meaning of Section 16 of the Exchange Act, all determinations contemplated in this paragraph 9 shall be made by the Committee.
10.Section 409A.
a.The Company believes that the Award may constitute “deferred compensation” within the meaning of Section 409A of the Code, and it is the intention and belief of the Company that, to the extent required to avoid taxes or penalties under Section 409A of the Code, the provisions of this Agreement comply in all respects with Section 409A of the Code, and all provisions of this Award shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes and penalties under Section 409A of the Code. If the Company determines after the Grant Date that an amendment to this Agreement is necessary to ensure the foregoing, it may, notwithstanding paragraph 17, make such amendment, effective as of the Grant Date or any later date, without the consent of Participant (provided that any such amendment shall be narrowly tailored to achieve such compliance with as limited deviation from the intent of this Agreement as of the date hereof as is practicable). References in this Agreement to a “termination,” “termination of employment” or similar terms shall mean “separation from service” (within the meaning of Section 409A of the Code).
b.If, at the time of Participant’s “separation from service” (within the meaning of Section 409A of the Code), (i) Participant is a “specified employee” (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Except as otherwise determined by the Company in its sole discretion, such amount shall be paid without interest.

c.For the avoidance of doubt, this Agreement is subject to Section 21.14 of the Plan, which is hereby incorporated by reference.
Recoupment
11.Participant Bound by Non-Compete Agreement. Participant acknowledges that Participant has signed prior to the date of this Agreement or will sign concurrent with this Agreement a separate EMPLOYEE NON-SOLICITATION, NON-COMPETE AND CONFIDENTIALITY AGREEMENT (the “Non-Compete Agreement”). Participant further acknowledges and agrees that in the event of a breach of any of the terms of the Non-Compete Agreement on Participant’s part, before or after vesting and/or settlement of this Award, in addition to any and all consequences otherwise set forth in the Non-Compete Agreement, Participant shall immediately forfeit any and all rights under this Award, and to the extent any portion of this Award shall have already been paid to Participant, the Company shall have the right to recoup such Award in full.
12.Recoupment Policy. In addition to any other applicable provision of the Plan or as required by applicable law, this Award and any prior award granted to Participant under the Plan is subject to the terms of the separate Albemarle Corporation Recoupment Policy, as such Policy may be amended from time to time, and the terms of any similar Company policy (including, for the avoidance of doubt, any policy adopted for purposes of complying with Rule 10D-1 of the Securities Exchange Act of 1934, as amended) adopted by the Company from time to time.
Other Terms
13.Fractional Shares. Fractional Shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional Share such fraction shall be disregarded.
14.Non-U.S. Participants. In the event Participant is resident in, or subject to, the laws of any country listed on Annex B (as updated by the Company from time to time in its sole discretion), the terms and conditions of this Agreement shall be deemed modified as set forth on Annex B for the applicable country. In the event of any conflict between the provisions of this Agreement and Annex B hereto, the applicable provisions of Annex B shall govern.
15.Accounts. Restricted Stock Units granted to Participant shall be credited to an account (the “Account”) established and maintained for Participant. The Account shall be the record of Restricted Stock Units granted to Participant under this Agreement, is solely for accounting purposes and shall not require a segregation of any Company assets. Each Restricted Stock Unit represents solely an unfunded and unsecured promise of the Company that entitles Participant upon vesting to receive payment in accordance with the terms in this Agreement.

16.No Right to Continued Employment. Neither this Award nor the granting or vesting of Restricted Stock Units shall confer upon Participant any right with respect to continued employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate Participant’s employment at any time.
17.Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Grant Date and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Grant Date. In the event of any conflict between the provisions of this Agreement and the provisions of any separate agreement between the Company and Participant, including any severance compensation agreement or other individual agreement entered into between Participant and the Company, the provisions of this Agreement shall govern.
18.Waiver and Amendments. Except as otherwise set forth herein or in Article 18 of the Plan, any material waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
19.Binding Effect. Subject to the limitations set forth herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.
Miscellaneous
20.Governing Law. This Award shall be governed by the laws of the Commonwealth of Virginia and applicable Federal law. All disputes arising under this Award shall be adjudicated solely within the state or Federal courts located within the Commonwealth of Virginia.
21.Electronic Delivery and Signature; Notices. Participant acknowledges and agrees that (a) this Agreement may be delivered to Participant electronically, including via a Company email system or by reference to a location on a Company intranet or secure internet site to which Participant has access (including that of a third-party vendor involved in administering the Plan, as may be designated by the Company in its sole discretion) and (b) (i) Participant’s electronic signature, including signatures collected and remitted to the Company digitally via a third-party provider or (ii) acceptance on a location on a Company intranet or secure internet site to which Participant has access (including that of a third-party vendor involved in administering the Plan, as may be designated by the Company in its sole discretion) will constitute Participant’s acceptance of and agreement with all of the terms and conditions of the Restricted Stock Units, as set forth in this Agreement and the Plan. In lieu of receiving documents in paper format, Participant hereby agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company or any Affiliate may be required to deliver (including notices, prospectuses, prospectus supplements, grant or Award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with the Restricted Stock Units or any other prior or future Award (it being understood and agreed that the Company or its Affiliates may, in their sole discretion, elect to satisfy any delivery requirements electronically, in paper format, or a combination of both methods). Unless and until some other address or delivery method be so designated, all notices or communications by Participant to the

Company relating to this Agreement shall be e-mailed to stockplan.administrator@albemarle.com.
22.Interpretation. The headings of the paragraphs hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires.
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IN WITNESS WHEREOF, the Company and Participant have each caused this Agreement to be signed on their behalf, effective as of the date noted in the first paragraph of this Agreement.
ALBEMARLE CORPORATION
_______________________________

PARTICIPANT:
/$ParticipantName$/
_______________________________

[Signature page to Restricted Stock Unit Award Agreement]

ANNEX A
DEFINITIONS

1.“Disability” shall mean Participant’s permanent and total disability within the meaning of Section 22(e)(3) of the Code.
2.“Good Reason” shall mean:
(a)a change in Participant’s position which in Participant’s reasonable judgment does not represent a promotion of Participant’s status or position immediately prior to a Change in Control or the assignment to Participant of any duties or responsibilities, or diminution of duties or responsibilities, which in Participant’s reasonable judgment are inconsistent with Participant’s position in effect immediately prior to the Change in Control;
(b)a reduction by the Company in the annual rate of Participant’s base salary as in effect immediately prior to the date of a Change in Control;
(c)the Company’s requiring Participant’s office nearest to Participant’s principal residence to be located at a different place which is more than thirty-five (35) miles from where such office is located immediately prior to the Change in Control;
(d)the failure by the Company to continue in effect compensation or benefit plans in which Participant participates, which in the aggregate provide Participant compensation and benefits substantially equivalent to those prior to a Change in Control; or
(e)the failure of the Company to obtain a satisfactory agreement from any applicable successor entity to assume and agree to perform under any severance compensation agreement.
In order for one of the foregoing events in clauses (a) through (e) to constitute Good Reason, (i) Participant must notify the Company in writing no later than 90 days after the relevant event stating which Good Reason event has occurred, and (ii) the Company shall not have corrected the Good Reason event within thirty (30) days after Participant’s notice.
3.“Qualifying Termination Event” shall mean the termination of Participant’s employment by reason of Participant’s death, Disability or termination by the Company or an Affiliate other than for Cause (including upon a termination of employment due to the expiration of the term of Participant’s employment as provided under an individual employment agreement between Participant and the Company); provided that Qualifying Termination Event shall include, solely concurrent with and for the two (2) year period following a Change in Control, a voluntary resignation for Good Reason.
4.“Replacement Award” shall mean, in connection with a Change in Control, an award that replaces or substitutes for this Award and meets the following requirements: (a) it has a value at least equal to the value of this Award; (b) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control (including any entity that becomes the direct or indirect parent of the Company in connection with
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the Change in Control); (c) it provides that if Participant experiences a Qualifying Termination Event concurrent with or within two (2) years after the date of the Change in Control, any unvested portion of the Replacement Award shall become immediately vested at the time of such Qualifying Termination Event; and (d) its other terms and conditions are not less favorable to Participant than the terms and conditions of this Award (including the provisions that would apply in the event of a subsequent Change in Control). The determination of whether the requirements of a Replacement Award are satisfied shall be made by the Company immediately before the Change in Control in its sole discretion.

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